(d)(3)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA VARIABLE PORTFOLIOS, INC.

OPERATING EXPENSE LIMITS

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)

	Adviser Class	Class I	Class S	Class S2	Class T

Voya Global Value Advantage Portfolio Term Expires May 1, 2010 Initial Term for Class I Expires May 1, 2015 Initial Term for Class T Expires May 1, 2016	1.34%	0.84%	1.09%	1.24%	1.44%

Voya Hang Seng Index Portfolio Initial Term Expires May 1, 2015	1.25%	0.75%	1.00%	N/A	N/A

Voya Index Plus LargeCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.05%	0.55%	0.80%	0.95%	N/A

Voya Index Plus MidCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.10%	0.60%	0.85%	1.00%	N/A

Voya Index Plus SmallCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.10%	0.60%	0.85%	1.00%	N/A

Voya International Index Portfolio[1] Term Expires May 1, 2015	1.00%	0.50%	0.75%	0.90%	N/A

Voya Russell™ Large Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.87%	0.37%	0.62%	0.77%	N/A

[1]	The extension of the expense limit term for Voya International Index Portfolio (formerly, ING International Index Portfolio) through May 1, 2015 is effective at the close of business on March 14, 2014 and is contingent upon shareholder approval of the merger of ING American Funds International Portfolio with and into Voya International Index Portfolio.

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)

	Adviser Class	Class I	Class S	Class S2	Class T

Voya Russell™ Mid Cap Growth Index Portfolio Initial Term Expires May 1, 2015	1.00%	0.50%	0.75%	0.90%	N/A

Voya Russell™ Mid Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.93%	0.43%	0.68%	0.83%	N/A

Voya Russell™ Small Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.95%	0.45%	0.70%	0.85%	N/A

Voya Small Company Portfolio Term Expires May 1, 2011	1.45%	0.95%	1.20%	1.35%	N/A

Voya U.S. Bond Index Portfolio Initial Term Expires May 1, 2014	0.95%	0.45%	0.70%	0.85%	N/A

/s/ HE
HE

Effective Date: November 17, 2014 to reflect the addition of Class T shares for Voya Global Value Advantage Portfolio.

*	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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